Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated March 28, 2024, of Expion360, Inc. relating to the audit of the financial statements for the periods ending December 31, 2023 and 2022 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

The Woodlands, Texas

August 1, 2024